Exhibit 99.2

THERMOGENESIS CLOSES $3 MILLION PRIVATE PLACEMENT PRICED AT-THE-MARKET UNDER NASDAQ RULES

RANCHO CORDOVA, CA — March 20, 2023 — ThermoGenesis Holdings, Inc. (Nasdaq: THMO), a market leader in automated cell processing tools and services in the cell and gene therapy field, today announced the closing of its previously announced purchase and sale of 1,071,429 shares of its common stock (or common stock equivalents) and warrants to purchase up to 1,071,429 shares of its common stock at a purchase price of $2.80 per share of common stock (or common stock equivalent) and associated warrant in a private placement priced at-the-market under Nasdaq rules. The warrants have an exercise price of $2.65 per share, are exercisable immediately upon issuance and expire five and one-half years following the issuance.

H.C. Wainwright & Co. was the exclusive placement agent for the offering.

The gross proceeds to the Company are approximately $3 million. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements.

The Company has amended certain existing warrants to purchase up to an aggregate of 158,731 shares of the Company’s common stock that were previously issued in October 2022 and have exercise price of $6.30 per share by reducing the exercise price of the warrants to $2.65 per share.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ThermoGenesis Holdings, Inc.

ThermoGenesis Holdings, Inc. develops, commercializes, and markets a range of automated technologies for CAR-T and other cell-based therapies. The Company currently markets a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology, including its semi-automated, functionally closed CAR-TXpress™ platform, which streamlines the manufacturing process for the emerging CAR-T immunotherapy market. For more information about ThermoGenesis, please visit: www.thermogenesis.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. When used in this press release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company, or its management are intended to identify such forward-looking statements, such as statements regarding the use of proceeds from the offering. Actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Readers should be aware of important factors that, in some cases, have affected, and in the future could affect, actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. These factors include without limitation, market and other conditions, the expected use of the net proceeds from the offering, the ability to obtain capital and other financing in the amounts and at the times needed to launch new products, market acceptance of new products, the nature and timing of regulatory approvals for both new products and existing products for which the Company proposes new claims, realization of forecasted revenues, expenses and income, initiatives by competitors, price pressures, failure to meet FDA regulated requirements governing the Company’s products and operations (including the potential for product recalls associated with such regulations), risks associated with initiating manufacturing for new products, failure to meet Foreign Corrupt Practice Act regulations, legal proceedings, uncertainty associated with the COVID-19 pandemic, and other risk factors listed from time to time in our reports with the Securities and Exchange Commission, including, in particular, those set forth in ThermoGenesis Holdings’ Form 10-K for the year ended December 31, 2021.

Company Contact:
Wendy Samford
916-858-5191
ir@thermogenesis.com

Investor Contact:
Rx Communications
Paula Schwartz
917-322-2216
pschwartz@rxir.com